Exhibit 3.6

FRANCISCO V. AGUILAR
NEVADA
SECRETARY of STATE

Filed in the Office of	Record Number **E24040872022-8**
FVAguilar	Filing Number **F202611040815**
Secretary of State State Of Nevada	Filed On **11/04/2026 09:28 AM**
	Number of Pages **7**

401 North Carson Street Carson City, Nevada 89701-4201
(775) 684-5708

Profit Corporation

Certificate of Amendment (PURSUANT TO NRS 78.380, 78.385, 78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: Kustom Entertainment, Inc. Entity or Nevada Business Identification Number (NVID): E24040872022-8
2. Restated or Amended and Restated Articles: (Domestic corporations) If restating, complete sections 1, 2, and 7. If amending and restating, complete sections 1, 2, 3, 6 and 7. You must include the Restated Articles or the Amended and Restated Articles with this filing.	Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles: The articles are being restated without any changes and include all amendments made up to the date of this certificate. The certificate must be signed by an officer of the corporation. Statutory Statement: The officer signing this certificate confirms that they are authorized to do so by a board resolution adopted on the date listed, and that this certificate accurately reflects the articles of incorporation as amended as of that date. Date the board of directors adopted the resolution to approve the restated articles: Date: x Amended and Restated Articles: The articles are being restated to include all previous amendments and the current changes.
3. Amendment Filing Type: (Select only one box) Domestic Corporation If amending, complete sections 1, 3, 6 and 7.	☐ Certificate of Amendment to Articles of Incorporation - Before Issuance of Stock (Pursuant to NRS 78.380) Statutory statement: The signers are at least two-thirds of the incorporators or two-thirds of the board of directors, and as of the date of the certificate, the corporation has not issued any voting stock. x Certificate of Amendment to Articles of Incorporation - After Issuance of Stock (Pursuant to NRS 78.385 and 78.390) ☐ Check this box if the amendment is for a name change only. • No stockholder approval is required for a name change under NRS 78.390(8). X If the amendment includes other changes, confirm the following: • The proposed amendment(s) were submitted to the stockholders for approval. • Stockholders holding at least a majority of the voting power (or greater, if required by the articles or law) approved the amendment(s). • Voting Results (e.g., number of shares for/against or percentage approved): 52.55%

You must include the filing fee with this form. See the instructions for more information.

FRANCISCO V. AGUILAR
NEVADA SECRETARY of STATE

401 North Carson Street Carson City, Nevada 89701-4201
(775) 684-5708

Profit Corporation

Certificate of Amendment (PURSUANT TO NRS 78.38, 78.385, 78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

4. Officer's Statement: Foreign corporations only. Complete 1, 4, 6 and 7.	Name used in the home state (if different from the name used in Nevada): Jurisdiction of formation (state or country): Attach a certified copy or certificate showing that amendments were filed in the state where the corporation was formed.
5. Effective Date and Time: (Optional)	Date: Time: Effective date is not to exceed 90 days of the filing date of this form. If left blank, this form will be effective upon filing with the SOS. If you select a later effective date but the effective time is left blank, the effective time will be at 12:01 Pacific time on the specified date.
6. Describe the Changes:	Applicable changes (select all that apply): ☐ The entity name has changed ☐ The registered agent has changed (attach Certificate of Acceptance from new registered agent) ☐ The entity's purpose has changed ☐ The initial Board of Directors/ Trustees or Stockholders from the organization have changed ☐ IRS tax language added. ☐ The organization changed the articles ☐ The organization deleted articles ☒ The authorized shares have been amended ☐ Other The organization amended the articles as follows: (provide article numbers, if available) Article XI is amended and restated as set forth on Exhibit A. (attach additional page[s] if necessary)
7. Signature: (Required)	Stanton — Print First Name Ross — Print Last Name X /s/ Stanton Ross — Signature Chief Executive Officer — Title Attach additional page(s) if additional signatures are necessary.

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EXHIBIT A

Amended and Restated Articles

of Kustom Entertainment, Inc.

ARTICLE XI

Authorized Shares: The aggregate number of shares of capital stock that the corporation will have authority to issue is one billion and two hundred million (1,200,000,000) shares, of which one billion (1,000,000,000) shares shall be designated common stock, par value $0.001 per share (the "Common Stock") and two hundred million (200,000,000) shall be designated preferred stock, par value $0.001 per share (the "Preferred Stock"). The holders of the Common Stock shall have one (1) vote per share on each matter submitted to a vote of stockholders. Each share of Common Stock shall be entitled to the same dividend and liquidation rights. The capital stock of this corporation, after the amount of the subscription price has been paid, shall never be assessable, or assessed to pay debts of this corporation. The Preferred Stock shall be blank check preferred stock.

The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof, including, but not limited to, the fixing or alteration of the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of the shares of that series, but not below the number of shares of that series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status they had prior to the adoption of the resolution originally fixing the number of shares of that series.

Broadridge
51 Mercedes Way
Edgewood, NY 11717

Broadridge

KUSTOM ENTERTAINMENT INC.

ANNUAL MEETING: 10/05/2026

AS REQUESTED, WE HAVE TABULATED THE VOTES CAST FOR THE ABOVE MEETING. THE RESULTS OF THIS TABULATION ARE AS FOLLOWS:

Voting Results as of: 10/05/2026

Voting Power:	Total:
TOTAL OUTSTANDING:	6,506,860
TOTAL SHARES VOTED:	3,419,508
% OF VOTED:	52.55%

Profile of Shares Voted


Banks 0.45%
Brokers 4.51%
Registered 95.04%

IN ACCORDANCE WITH OUR CUSTOMARY PROCEDURES, WE HAVE EXAMINED THE PROXIES RECEIVED, BUT DO NOT GUARANTEE THE GENUINENESS OF THE SIGNATURES THEREOF, OR ASSUME ANY RESPONSIBILITY FOR THE LEGALITY OF ANY PROXY.

SINCERELY,

Anthony LaPoma

ANTHONY LAPOMA
VICE PRESIDENT
VOTING SERVICES

MCB657-001-20261005-050622-0001

Broadridge
51 Mercedes Way
Edgewood, NY 11717

Broadridge

PROPOSAL #001 ELECTION OF DIRECTORS

***	FOR	AGAINST	WITHHELD	BROKER NON-VOTES
BENEFICIAL	158,959	0	10,510	
REGISTERED	3,250,039	0	0	
TOTAL SHARES VOTED	3,408,998	0	10,510	
% OF VOTED	100.00%			
% OF OUTSTANDING	52.39%			
% OF VOTED W/ABS/WHD	99.69%		0.30%	
% OF OUTSTNDG W/ABS/WHD	52.39%		0.16%	

PROPOSAL #001 ELECTION OF DIRECTORS INCLUDING DIRECTOR EXCEPTIONS

***	FOR	% VOTED FOR	WITHHELD	% VOTED WITHHELD
STANTON E. ROSS	3,400,808	99.45%	18,700	0.55%
CHARLES M. ANDERSON	3,401,851	99.48%	17,657	0.52%
LEROY C. RICHIE	3,400,536	99.45%	18,972	0.55%
D. DUKE DAUGHTERY	3,400,573	99.45%	18,935	0.55%
TOTAL ALL DIRECTORS	13,603,768		74,264	
DIRECTOR AVERAGE	3,400,942		18,566	
% VOTED OF AVERAGE	99.46%		0.54%	

PROPOSAL #002 RATIFY VICTOR MOKUOLU CPA PLLC AS INDEP. REG. PUB. ACCOUNTANT

***	FOR	AGAINST	ABS/WHD	BROKER NON-VOTES
BENEFICIAL	158,011	9,177	2,281	
REGISTERED	3,250,036	0	3	
TOTAL SHARES VOTED	3,408,047	9,177	2,284	
% OF VOTED	99.73%	0.26%		
% OF OUTSTANDING	52.37%	0.14%		
% OF VOTED W/ABS/WHD	99.66%	0.26%	0.06%	
% OF OUTSTNDG W/ABS/WHD	52.37%	0.14%	0.03%	

PROPOSAL #003 TO INCREASE AUTHORIZED SHARES OF CAPITAL STOCK

***	FOR	AGAINST	ABS/WHD	BROKER NON-VOTES
BENEFICIAL	25,299	119,349	24,821	
REGISTERED	3,250,039	0	0	
TOTAL SHARES VOTED	3,275,338	119,349	24,821	
% OF VOTED	96.48%	3.51%		
% OF OUTSTANDING	50.33%	1.83%		
% OF VOTED W/ABS/WHD	95.78%	3.49%	0.72%	
% OF OUTSTNDG W/ABS/WHD	50.33%	1.83%	0.38%	

MCB657-001-20261005-050622-0001

Broadridge
51 Mercedes Way
Edgewood, NY., 11717

Broadridge

PROPOSAL #004 POTENTIAL ISSUANCE OF COMMON STOCK PURSUANT TO PURCHASE AGREEMENT

***	FOR	AGAINST	ABS/WHD	BROKER NON-VOTES
BENEFICIAL	45,985	115,636	7,848	
REGISTERED	3,250,039	0	0	
TOTAL SHARES VOTED	3,296,024	115,636	7,848	
% OF VOTED	96.61%	3.38%		
% OF OUTSTANDING	50.65%	1.77%		
% OF VOTED W/ABS/WHD	96.38%	3.38%	0.22%	
% OF OUTSTNDG W/ABS/WHD	50.65%	1.77%	0.12%	

PROPOSAL #005 POTENTIAL ISSUANCE OF SHARES RESULTING IN A "CHANGE OF CONTROL"

***	FOR	AGAINST	ABS/WHD	BROKER NON-VOTES
BENEFICIAL	53,344	108,529	7,596	
REGISTERED	3,250,039	0	0	
TOTAL SHARES VOTED	3,303,383	108,529	7,596	
% OF VOTED	96.81%	3.18%		
% OF OUTSTANDING	50.76%	1.66%		
% OF VOTED W/ABS/WHD	96.60%	3.17%	0.22%	
% OF OUTSTNDG W/ABS/WHD	50.76%	1.66%	0.11%	

PROPOSAL #006 POTENTIAL ISSUANCE OF SHARES IN CONNECTION WITH THE ACQUISITION

***	FOR	AGAINST	ABS/WHD	BROKER NON-VOTES
BENEFICIAL	53,218	100,123	16,128	
REGISTERED	3,250,039	0	0	
TOTAL SHARES VOTED	3,303,257	100,123	16,128	
% OF VOTED	97.05%	2.94%		
% OF OUTSTANDING	50.76%	1.53%		
% OF VOTED W/ABS/WHD	96.60%	2.92%	0.47%	
% OF OUTSTNDG W/ABS/WHD	50.76%	1.53%	0.24%	

PROPOSAL #007 ISSUANCE OF SHARES IN CONNECTION WITH PAYMENT FOR ACQUISITION

***	FOR	AGAINST	ABS/WHD	BROKER NON-VOTES
BENEFICIAL	47,775	116,746	4,948	
REGISTERED	3,250,039	0	0	
TOTAL SHARES VOTED	3,297,814	116,746	4,948	
% OF VOTED	96.58%	3.41%		
% OF OUTSTANDING	50.68%	1.79%		
% OF VOTED W/ABS/WHD	96.44%	3.41%	0.14%	
% OF OUTSTNDG W/ABS/WHD	50.68%	1.79%	0.07%	

MCB657-001-20261005-050622-0001

Broadridge
51 Mercedes Way
Edgewood, NY., 11717

Broadridge

PROPOSAL #008 AUTHORIZE BOARD TO EFFECT REVERSE STOCK SPLITS

***	FOR	AGAINST	ABS/WHD	BROKER NON-VOTES
BENEFICIAL	53,315	114,644	1,510	
REGISTERED	3,250,039	0	0	
TOTAL SHARES VOTED	3,303,354	114,644	1,510	
% OF VOTED	96.64%	3.35%		
% OF OUTSTANDING	50.76%	1.76%		
% OF VOTED W/ABS/WHD	96.60%	3.35%	0.04%	
% OF OUTSTNDG W/ABS/WHD	50.76%	1.76%	0.02%	

PROPOSAL #009 APPROVE THE 2026 STOCK OPTION & RESTRICTED STOCK PLAN

***	FOR	AGAINST	ABS/WHD	BROKER NON-VOTES
BENEFICIAL	42,506	100,198	26,765	
REGISTERED	3,250,039	0	0	
TOTAL SHARES VOTED	3,292,545	100,198	26,765	
% OF VOTED	97.04%	2.95%		
% OF OUTSTANDING	50.60%	1.53%		
% OF VOTED W/ABS/WHD	96.28%	2.93%	0.78%	
% OF OUTSTNDG W/ABS/WHD	50.60%	1.53%	0.41%	

PROPOSAL #010 APPROVE A NON-BINDING ADVISORY PROPOSAL ON EXECUTIVE COMPENSATION

***	FOR	AGAINST	ABS/WHD	BROKER NON-VOTES
BENEFICIAL	40,952	93,408	35,109	
REGISTERED	3,250,039	0	0	
TOTAL SHARES VOTED	3,290,991	93,408	35,109	
% OF VOTED	97.24%	2.75%		
% OF OUTSTANDING	50.57%	1.43%		
% OF VOTED W/ABS/WHD	96.24%	2.73%	1.02%	
% OF OUTSTNDG W/ABS/WHD	50.57%	1.43%	0.53%	

PROPOSAL #011 FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

***	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
BENEFICIAL	59,307	1,307	86,319	22,536
REGISTERED	3	0	3,250,036	
TOTAL SHARES VOTED	59,310	1,307	3,336,355	22,536
% OF VOTED	1.74%	0.03%	98.21%	
% OF OUTSTANDING	0.91%	0.02%	51.27%	
% OF VOTED W/ABS/WHD	1.73%	0.03%	97.56%	0.65%
% OF OUTSTNDG W/ABS/WHD	0.91%	0.02%	51.27%	0.34%

MCB657-001-20261005-050622-0001